EXHIBIT 99.2
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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of May 29, 1998 ("Agreement"), is among Valley National Bancorp, a New Jersey corporation and registered bank holding company ("Valley"), Valley National Bank, a national banking association ("VNB"), Wayne Bancorp, Inc., a Delaware corporation and registered unitary savings and loan holding company ("Wayne") and Wayne Savings Bank, F.S.B., a federally-chartered savings bank (the "Bank").

                                    RECITALS

                  Valley desires to acquire Wayne and Wayne's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Wayne and its stockholders. The acquisition will be accomplished by merging Wayne into Valley with Valley as the surviving corporation and, at the same time, merging the Bank into VNB with VNB as the surviving bank, and Wayne stockholders receiving the consideration hereinafter set forth. The Boards of Directors of Wayne, Valley, the Bank and VNB have duly adopted and approved this Agreement and the Board of Directors of Wayne has directed that it be submitted to its stockholders for approval.

                  As a condition precedent to entering into this Agreement, Valley has required that Wayne grant it an option to purchase authorized but unissued shares of Wayne common stock and, as a consequence, Valley and Wayne have entered into a Stock Option Agreement, dated the date hereof (the "Valley Stock Option").

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Wayne shall be merged with and into Valley (the "Merger") in accordance with the New Jersey Business Corporation Act ("NJBCA") and the Delaware General Corporation Law ("DGCL") and Valley shall be the surviving corporation (the "Surviving Corporation"). Immediately following the Effective Time, the Bank shall be merged with and into VNB as provided in Section 1.7 hereof.

                  1.2. Effect of the Merger. At the Effective Time (as hereafter defined), the Surviving Corporation shall be considered the same business and corporate entity as each of Wayne and Valley and thereafter all the property, rights, powers and franchises of each of Wayne and Valley shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Wayne and Valley and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.

                  1.3. Certificate of Incorporation. The certificate of incorporation of Valley as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

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                  1.4.  Bylaws.  The bylaws of Valley as they exist  immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. The directors and officers of Valley as of the Effective Time shall continue as the directors and officers of the Surviving Corporation, with the addition provided for in Section 5.15 hereof.

                  1.6 Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Valley, 1445 Valley Road, Wayne, New Jersey, on a date (the "Closing Date") which shall be the tenth business day following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in
Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). Notwithstanding the foregoing, the Closing shall not occur prior to October 2, 1998 unless Valley consents in writing. The Merger shall become effective (and be consummated) upon the effective time specified by Valley and Wayne in the certificates of merger (the "Certificates of Merger"), which shall be prepared by Valley, shall be in form and substance satisfactory to Valley and Wayne, and shall be filed with the Secretary of State of the State of New Jersey and with the Secretary of State of the State of Delaware. The parties currently anticipate that the Certificates of Merger shall specify as the effective time the opening of business on the first business day following the Closing Date. If no effective time is specified in the Certificates of Merger, the Merger shall become effective (and be consummated) upon the later to be filed of the two Certificates of Merger.


                  1.7. The Bank Merger. Immediately following the Effective Time, the Bank shall be merged with and into VNB (the "Bank Merger") in accordance with the provisions of the National Bank Act, the Home Owners' Loan Act of 1933 ("HOLA") and/or the regulations of the office of Thrift Supervision ("OTS"), and VNB shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and VNB and all of the property, rights, powers and franchises of each of the Bank and VNB shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and VNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the articles of association and bylaws of VNB shall become the articles of association and bylaws of the Surviving Bank, the officers and employees of VNB and the officers and employees of the Bank shall be the officers and employees of the Surviving Bank with such additions as the Board of Directors of VNB shall determine, and the directors of VNB shall be the directors of the Surviving Bank with one addition from the directors of Wayne as specified herein. In connection with the execution of this Agreement, the Bank and VNB shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in substantially the form of Exhibit A, annexed hereto, for delivery to the Office of the Comptroller of the Currency ("OCC") and the OTS for approval of the Bank Merger.



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                  1.8.  Liquidation Account. The liquidation account established by the Bank pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by applicable law, continue to be maintained by VNB after the Bank Merger for the benefit of those persons and entities who were savings account holders of the Bank on the eligibility and supplemental eligibility record dates for such conversion and who continue from time to time to have rights therein. If required by the rules and regulations of the OTS, VNB shall amend its articles to specifically provide for the continuation of the liquidation account previously established by the Bank.

                                   ARTICLE II

                  CONVERSION OF WAYNE COMMON STOCK AND OPTIONS

                  Each share of common stock, $0.01 par value, of Wayne ("Wayne Common Stock"), issued and outstanding immediately prior to the Effective Time, and each option to purchase shares of Wayne Common Stock validly issued pursuant to the Wayne Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "Wayne Option Plan") and outstanding immediately prior to the Effective Time (each a "Wayne Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted or cancelled at the Effective Time in accordance with this Article II.

                  2.1 Conversion of Wayne Common Stock; Exchange Ratio; Cash in Lieu of Fractional Shares. Each share of Wayne Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.4 hereof, shall be converted into the right to receive 1.10 (the "Exchange Ratio") shares of Common Stock, no par value, of Valley ("Valley Common Stock"), subject to adjustment as set forth in Section
2.6 below. No fractional shares of Valley Common Stock will be issued, and in lieu thereof, each holder of Wayne Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Pre-Closing Price of Valley Common Stock. "Average Pre-Closing Price of Valley Common Stock" means the average of the Closing Prices of Valley Common Stock for the five consecutive full trading days in which such shares are quoted on the New York Stock Exchange (the "NYSE") ending with (and including) the Determination Date. "Closing Price" of Valley Common Stock means the daily closing sales price of such stock as reported on the NYSE (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Valley). "Determination Date" means the date of the correspondence by which the OCC notifies Valley that the OCC has granted its approval required for consummation of the Merger.

                  2.2.     Exchange of Shares.

                  (a) Wayne and Valley hereby appoint Valley National Bank, Trust Department as the exchange agent (the "Exchange Agent") for purposes of effecting the conversion of Wayne Common Stock and Wayne Options. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a Certificates or Certificates which, immediately prior to the Effective Time represented outstanding shares of Wayne Common Stock (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Valley Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1 hereof.



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                  (b)  Upon   surrender   of   Certificates   for  exchange  and
cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificates the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed stockholders of Valley for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Valley Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.)

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of Wayne of the shares of Wayne Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the consideration as provided in Section 2.1 hereof.

                  (d) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificates surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) With respect to each outstanding Wayne Option the Exchange Agent shall, after the Effective Time, distribute to the Optionee an amendment to the option grant evidencing the conversion of the grant to an option to purchase Valley Common Stock in accordance with Section 2.7 hereof.

                  2.3. No Dissenters' Rights. Consistent with the provisions of the DGCL, no stockholder of Wayne shall have appraisal rights with respect to the Merger.

                  2.4. Cancelled Shares. Each share of Wayne Common Stock (i) which is held by Wayne as treasury stock or (ii) which is held by Bank or any other direct or indirect subsidiary of Bank (except as trustee or in a fiduciary capacity) or (iii) which is held by Valley, shall be canceled and retired at the Effective Time.

                  2.5. Valley Shares. The shares of Valley Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Valley Common Stock to be issued as provided in
Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

                  2.6 Anti-Dilution Adjustments. The Exchange Ratio and the Average Pre-Closing Price of Valley Common Stock shall be appropriately adjusted for any stock split, stock dividend, stock

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combination, reclassification or similar transaction ("Capital Change") effected by Valley with respect to Valley Common Stock between the date hereof and the Effective Time.

                  2.7. Wayne Stock Options. At the Effective Time, each outstanding Wayne Option granted to an eligible individual (an "Optionee") under the Wayne Option Plan shall be converted into a option to purchase Valley Common Stock (a "Stock Option"), wherein (x) the right to purchase shares of Wayne Common Stock pursuant to the Wayne Option shall be converted into the right to purchase that same number of shares of Valley Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of Valley Common Stock shall be the previous option exercise price per share of Wayne Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Wayne Option on which it was based, including the length of time within which the option may be exercised and for any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Shares of Valley Common Stock issuable upon exercise of Stock Options shall be covered by an effective registration statement on Form S-8, and Valley shall file a registration statement on Form S-8 covering such shares as soon as practicable after the Effective Time.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF WAYNE

                  References herein to "Wayne Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Wayne to Valley. Wayne hereby represents and warrants to Valley as follows:

                  3.1.     Corporate Organization.

                  (a) Wayne is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Wayne has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Wayne on a consolidated basis. Wayne is registered as a unitary savings and loan holding company under HOLA.

                  (b) Each of the Subsidiaries of Wayne are listed in the Wayne Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Wayne, means any corporation, joint venture, association, partnership, trust or other entity in which Wayne has, directly or indirectly at least a 50% interest or acts as a general partner. Each Subsidiary of Wayne is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a federally-chartered savings bank whose deposits are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. Each Subsidiary of Wayne has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the

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properties   and  assets  owned  or  leased  by  it  makes  such   licensing  or
qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Wayne and its Subsidiaries on a consolidated basis. The
Wayne   Disclosure   Schedule  sets  forth  true  and  complete  copies  of  the
Certificates of Incorporation or Charter, as the case may be, and Bylaws of Wayne and each Wayne Subsidiary as in effect on the date hereof. Except as set forth in the Wayne Disclosure Schedule, Wayne does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except (i) residential real estate acquired through foreclosure or deed in lieu of foreclosure in each individual instance with a fair market value less than $500,000 and (ii) real estate used for its banking premises.

                  3.2.     Capitalization.

                  The authorized capital stock of Wayne consists of 8,000,000 shares of Wayne Common Stock and 2,000,000 shares of preferred stock ("Wayne Preferred Stock"). As of the date hereof, there were 2,013,124 shares of Wayne Common Stock issued and outstanding, and 218,259 shares issued and held in the treasury, and no shares of Wayne Preferred Stock outstanding. As of the date hereof, there were ______ shares of Wayne Common Stock issuable upon exercise of outstanding Wayne Options (the "Option Shares") granted to, directors and officers of Wayne or the Bank pursuant to the Wayne Option Plan. The Wayne Disclosure Schedule sets forth (i) all options which may be exercised for issuance of Wayne Common Stock and the terms upon which the options may be exercised, and (ii) true and complete copies of each of the Wayne Option Plan and a specimen of each form of agreement pursuant to which any outstanding stock option was granted, including a list of each outstanding stock option issued pursuant thereto. All issued and outstanding shares of Wayne Common Stock, and all issued and outstanding shares of capital stock of each Wayne Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 8,000,000 shares of common stock, $1.00 par value and 2,000,000 shares of preferred stock, $1.00 par value. All of the outstanding shares of capital stock of each Wayne Subsidiary are owned by Wayne and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Wayne Options and the Valley Stock Option, neither Wayne nor any Wayne Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Wayne or any Wayne Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. There is no acceleration of vesting of options or restricted stock in connection with the Merger under the Wayne Bancorp Inc. 1996 Stock-Based Incentive Plan.

                  3.3.     Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Wayne, and subject to the parties obtaining all necessary regulatory approvals, Wayne and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Wayne and the Bank. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank. Except for the approvals described in paragraph (b) below, no other

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corporate  proceedings  on the  part of  Wayne  or the  Bank  are  necessary  to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Wayne and the Bank, and constitutes valid and binding obligations of Wayne and the Bank, enforceable against Wayne and the Bank in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by Wayne and the Bank, nor the consummation by Wayne and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Wayne and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Wayne's or the Bank's Certificates of Incorporation or Charter, as the case may be, or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Wayne or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Wayne Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Wayne or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Wayne or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to
(ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Wayne and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the OTS, the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), applicable state securities bureaus or commissions, the New Jersey Secretary of State, the
Delaware Secretary of State, and the stockholders of Wayne, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Wayne or the Bank in connection with (x) the execution and delivery by Wayne and the Bank of this Agreement and (y) the consummation by Wayne and the Bank of the transactions contemplated hereby and (z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

                  3.4.     Financial Statements.

                  (a) The Wayne Disclosure Schedule sets forth copies of the consolidated statements of condition of Wayne as of December 31, 1995, 1996 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1995 through 1997, in each case accompanied by the audit report of KPMG Peat Marwick, LLP, independent public accountants with respect to Wayne, and the unaudited consolidated statements of condition of Wayne as of March 31, 1998 and related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in Wayne's Quarterly Report on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "Wayne Financial Statements"). The Wayne Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, and fairly present the consolidated financial condition of Wayne as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the

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consolidated  operations,  stockholders'  equity and cash flows of Wayne for the respective periods set forth therein.

                  (b) The books and records of Wayne and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Wayne Financial Statements (including the notes thereto), as of March 31, 1998 neither Wayne nor any of its Subsidiaries had any material liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Wayne or any of its Subsidiaries. Since March 31, 1998 and to the date hereof, neither Wayne nor any of its Subsidiaries have incurred any material liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

                  3.5. Brokerage Fees; Financial Advisor. Other than Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), neither Wayne nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Copies of Wayne's agreements with Sandler O'Neill are set forth in the Wayne Disclosure Schedule. Sandler O'Neill has delivered to Wayne its written opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Wayne in the Merger. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Wayne or any of its Subsidiaries other than fees which will be payable by Wayne to Sandler O'Neill.

                  3.6.     Absence of Certain Changes or Events.

                  (a) There has not been any material adverse change in the business, operations, assets or financial condition of Wayne and its Subsidiaries on a consolidated basis since March 31, 1998 and, except for the direct or indirect costs of the Merger, to Wayne's knowledge, no facts or conditions exist which Wayne believes will cause or is likely to cause such a material adverse change in the future.

                  (b) Except as set forth in the Wayne Disclosure Schedule, neither Wayne nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between March 31, 1998 and the date hereof and Wayne and the Wayne Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the Wayne Disclosure Schedule, neither Wayne nor any of its Subsidiaries is a party to any, and there are no pending or, to Wayne's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Wayne or any of its Subsidiaries. Except as disclosed in the Wayne Disclosure Schedule, neither Wayne nor any of its Subsidiaries is a party to any order, judgment or decree entered against Wayne or any Wayne Subsidiary in any lawsuit or proceeding.

                  3.8.     Taxes and Tax Returns.

                  (a) To the knowledge of Wayne, Wayne and each Wayne Subsidiary have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Valley in writing). Wayne and each Wayne Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Wayne or any Wayne Subsidiary through such date, which reserves are, to the knowledge of Wayne, adequate for such purposes. Except as set forth in the Wayne Disclosure Schedule, the federal income tax returns of Wayne and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Wayne Disclosure Schedule, the applicable state income tax returns of Wayne and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Wayne, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Wayne or any of its Subsidiaries, nor has Wayne or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the Wayne Disclosure Schedule, neither Wayne nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed,
(ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Wayne or any Wayne Subsidiary (nor does Wayne have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9.     Employee Benefit Plans.

                  (a) Except as disclosed in the Wayne Disclosure Schedule, neither Wayne nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Wayne Pension Plans"), "employee welfare benefit plan", within the meaning of
Section 3(1) of ERISA (the "Wayne  Welfare  Plans"),  stock  option plan,  stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Wayne nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

                  (b) Wayne has delivered to Valley in the Wayne Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Wayne Pension Plans and Wayne Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits both vested and non-vested under each of the Wayne Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Wayne Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of Wayne's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the Pension Benefit Guaranty Corporation (the "PBGC") has not asserted any claim for liability against Wayne or any of its Subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Wayne Pension Plan have been paid. All contributions required to be made to each Wayne Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Wayne and its Subsidiaries which have not been paid have been properly recorded on the books of Wayne and its Subsidiaries.

                  (f) Except as disclosed on the Wayne Disclosure Schedule, each of the Wayne Pension Plans, the Wayne Welfare Plans and each other plan and arrangement identified on the Wayne Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation, with respect to each of the Wayne Pension Plans and Wayne is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the knowledge of Wayne, within the past two plan years no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Wayne Welfare Plans or Wayne Pension Plans.

                  (h) No Wayne Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Wayne Pension Plans.

                  (i) To the knowledge of Wayne, no "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Wayne Pension Plans.

                  (j) There are no pending, or, to the knowledge of Wayne, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Wayne Pension Plans or the Wayne Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Wayne Disclosure Schedule.

                  (k) No Wayne Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Wayne Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits or as disclosed in the Wayne Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Wayne Financial Statements and established under GAAP, or otherwise noted on such financial statements.

                  (m) With respect to each Wayne Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Wayne or any Wayne Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except as hereafter agreed to by Valley in writing or as disclosed on the Wayne Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Wayne or any Wayne Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Wayne Pension Plan or Wayne Welfare Plan.

                  3.10.    Reports.

                  (a) The Wayne Disclosure Schedule lists, and as to item (i) below Wayne has previously delivered or made available to Valley a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by Wayne since January 1, 1995 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials, press releases and dividend checks) mailed by Wayne to its shareholders as a class since January 1, 1995.

                  (b) Since June 1, 1996, (i) Wayne has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) Wayne and the Bank each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, Wayne promptly will deliver or make available to Valley accurate and complete copies of such reports. As of their respective dates, each such form, report, or document referred to in either of clauses (i) or (ii) above, and each final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication referred to in either of clauses (i) or (ii) of paragraph (b) above, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The Wayne Disclosure Schedule lists the dates of all examinations of Wayne or the Bank conducted by either the OTS or the FDIC since January 1, 1995 and the dates of any responses thereto submitted by Wayne or the Bank.

                  3.11. Wayne and Bank Information. The information relating to Wayne and the Bank to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Wayne in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Wayne, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12.    Compliance with Applicable Law.

                  (a) General. Except as set forth in the Wayne Disclosure Schedule, each of Wayne and the Wayne Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Wayne or any of its Subsidiaries (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Wayne and its Subsidiaries on a consolidated basis) and Wayne has not received notice of violation of, and does not know of any violations of, any of the above.

                  (b) CRA. Without limiting the foregoing, to its knowledge the Bank has complied in all material respects with the Community Reinvestment Act ("CRA") and Wayne has no reason to believe that any person or group would object to the consummation of this Merger due to the CRA performance of or rating of the Bank. Except as listed on the Wayne Disclosure Schedule to the knowledge of the Bank, no person or group has adversely commented upon the Bank's CRA performance.

                  3.13.    Certain Contracts.

                  (a) Except as disclosed in the Wayne Disclosure Schedule under this Section or Section 3.5, (i) neither Wayne nor any Wayne Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Wayne or any Wayne Subsidiary to any officer, employee, director or consultant thereof. The Wayne Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Wayne or any Wayne Subsidiary is a party.

                  (b) Except as disclosed in the Wayne Disclosure Schedule, (i) as of the date of this Agreement, neither Wayne nor any Wayne Subsidiary is a party to or bound by any commitment, agreement or other instrument which contemplates the payment by Wayne or any Wayne Subsidiary of amounts in excess of $100,000, or which has a term extending beyond November 1, 1998 and cannot be terminated by Wayne or its subsidiary without consent of the other party thereto, (ii) no commitment, agreement or other instrument to which Wayne or any Wayne Subsidiary is a party or by which any of them is bound limits the freedom of Wayne or any Wayne Subsidiary to compete in any line of business or with any person, and (iii) neither Wayne nor any Wayne Subsidiary is a party to any collective bargaining agreement.

                  (c) Except as disclosed in the Wayne Disclosure Schedule, neither Wayne nor any Wayne Subsidiary nor, to the knowledge of Wayne, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement.

                  3.14.    Properties and Insurance.

                  (a) Wayne and its Subsidiaries have good, and as to owned real property marketable, title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Wayne's consolidated balance sheet as of March 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1998), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Wayne and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Valley prior to the date hereof. Wayne and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                  (b) The Wayne Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Wayne and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Wayne nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. The minute books of Wayne and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  3.16. Environmental Matters. Except as set forth in the Wayne Disclosure Schedule:

                           (a)      Neither Wayne nor any Wayne  Subsidiary  has
received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Wayne or such Wayne Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of Wayne and the Wayne Subsidiaries taken as a whole. Wayne has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by Wayne or any Wayne Subsidiary, as OREO or otherwise, or owned or controlled by Wayne or any Wayne Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                           (b) Wayne has no knowledge that any of the Properties
has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Wayne and the Wayne Subsidiaries taken as a whole.

                           (c)  To  the   knowledge  of  Wayne,   there  are  no
underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by Wayne or any Wayne Subsidiary.

                  3.17. Reserves. As of the date hereof, the reserve for loan and lease losses in the Wayne Financial Statements is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

                  3.18. No Excess Parachute Payments. Except as disclosed in the Wayne Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Wayne or any Wayne Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement, the Merger or the Bank Merger, to any payment or benefit from Wayne, a Wayne Subsidiary, Valley or VNB which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Year 2000 Compliance. Wayne and the Wayne Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by Wayne and the Wayne Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the Wayne Disclosure Schedule, Wayne does not expect the future cost of addressing such issues to be material. Neither Wayne nor any Wayne Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  3.20. Agreements with Bank Regulators. Except as disclosed in the Wayne Disclosure Schedule, neither Wayne nor any Wayne Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Valley by Wayne prior to the date of this Agreement, nor has Wayne been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Valley by Wayne prior to the date of this Agreement. Neither Wayne nor any Wayne Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Valley by Wayne prior to the date of this Agreement.

                  3.21.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VALLEY

                  References herein to the "Valley Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by Valley to Wayne. Valley hereby represents and warrants to Wayne as follows:

                  4.1.     Corporate Organization.

                  (a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Valley or its Subsidiaries (defined below). Valley is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

                  (b) Each of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Valley, means any corporation, joint venture, association, partnership, trust or other entity in which Valley has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Valley is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. VNB is a national bank whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries.

                  4.2. Capitalization. The authorized capital stock of Valley consists solely of 98,437,500 shares of Valley Common Stock. As of March 31, 1998, there were 52,763,972 shares of Valley Common Stock issued and outstanding net of treasury stock, and 295,913 treasury shares. Since March 31, 1998, to and including the date of this Agreement, no additional shares of Valley Common Stock have been issued except in connection with exercises of options granted under the Long-Term Stock Incentive Plan of Valley (the "Valley Option Plan") or grants of restricted stock under the Valley Option Plan. As of March 31, 1998, except for: (a) 1,188,547 shares of Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plan, and (b) 14,924 shares of Valley Common Stock issuable upon exercise of outstanding stock options granted to a consultant for Valley, there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of Valley's Subsidiaries are owned by Valley free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options and stock appreciation rights referred to above under the Valley Option Plan, neither Valley nor any of Valley's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3.     Authority; No Violation.

                  (a) Valley and VNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Valley has a sufficient number of authorized but unissued shares of Valley Common Stock to pay the consideration for the Merger set forth in Article II of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Valley and VNB. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of VNB. No other corporate proceedings on the part of Valley and VNB are necessary to consummate the transactions contemplated hereby (except for the approval by Valley of the Bank Merger Agreement). This Agreement has been duly and validly executed and delivered by Valley and VNB and constitutes a valid and binding obligation of Valley and VNB, enforceable against Valley and VNB in accordance with its terms.

                  (b) Neither the execution or delivery of this Agreement nor the consummation by Valley and VNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Valley or the Articles of Association or Bylaws of VNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis, or the ability of Valley and VNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the OTS, the FRB, the New Jersey Secretary of State, the Delaware Secretary of State, the SEC, or applicable state securities bureaus or commissions, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Valley or VNB in connection with (a) the execution and delivery by Valley or VNB of this Agreement, (b) the consummation by Valley of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by VNB of the Bank Merger Agreement and the consummation by VNB of the Bank Merger and other transactions contemplated thereby. To Valley's knowledge, no fact or condition exists which Valley has reason to believe will prevent it or VNB from obtaining the aforementioned consents and approvals.

                  4.4.     Financial Statements.

                  (a) Valley has previously delivered to Wayne copies of the consolidated statements of financial condition of Valley as of December 31, 1995, 1996 and 1997, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Valley, and the unaudited consolidated statements of condition of Valley as of March 31, 1998 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in Valley's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "Valley Financial Statements"). The Valley Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved, and fairly present the consolidated financial position of Valley as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Valley for the respective fiscal periods set forth therein.

                  (b) The books and records of Valley and its subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of March 31, 1998 neither Valley nor any of its Subsidiaries had or has, as the case may be, any material obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Valley or any of its Subsidiaries. Since March 31, 1998, neither Valley nor any of its Subsidiaries have incurred any material liabilities, except in the ordinary course of business and consistent with prudent banking practice.

                  4.5. Brokerage Fees. Except for fees to be paid to MG Advisors, Inc., neither Valley nor VNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis since March 31, 1998 and to Valley's knowledge, no fact or condition exists which Valley believes will cause or is likely to cause such a material adverse change in the future.

                  4.7. Valley Information. The information relating to Valley and its subsidiaries, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy

Statement/Prospectus, and up to and including the date of the meeting of stockholders of Wayne to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.8. Capital Adequacy. As of the date of this Agreement Valley has, and at the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Valley will have, sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.9. Valley Common Stock. At the Effective Time, the Valley Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Valley, with no personal liability attaching to the ownership thereof.

                  4.10. Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor its Subsidiaries is a party to any, and there are no pending or, to Valley's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Valley or any of its Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of Valley's Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

                  4.11. Taxes and Tax Returns. To the knowledge of Valley, Valley and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Valley and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Valley and its Subsidiaries through such date, which reserves are, to the knowledge of Valley, adequate for such purposes. No deficiencies exist or have been asserted based upon the federal income tax returns of Valley and VNB.

                  4.12.    Employee Benefit Plans.

                  (a) Valley and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Valley Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "Valley Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Valley nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Except as set forth in Valley Disclosure Schedule, to the knowledge of Valley, each of the Valley Pension Plans and each of the Valley Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                  (c) To the knowledge of Valley, no "accumulated funding deficiency" within the meaning of Section 412 of the Code has been incurred with respect to any of the Valley Pension Plans.

                  (d) Except with respect to customary health, life and disability benefits or as disclosed on the Valley Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements of Valley and established under GAAP or otherwise noted on such financial statements.

                  4.13.    Reports.

                  (a) Each communication mailed by Valley to its stockholders since January 1, 1995, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) Valley and VNB have, since January 1, 1995, duly filed with the OCC and the FRB in correct form in all material respects the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Valley, upon written request from Wayne, promptly will deliver or make available to Wayne accurate and complete copies of such reports. The Valley Disclosure Schedule lists the dates of all examinations of Valley or VNB conducted by either the OCC, the FRB or the FDIC since January 1, 1995.

                  4.14. Compliance with Applicable Law. Valley and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Valley and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis) and Valley has not received notice of violations of, and does not know of any violations of, any of the above. Without limiting the foregoing, to its knowledge VNB has complied in all material respects with the CRA and Valley has no reason to believe that any person or group would object to the consummation of the Merger due to the CRA performance or rating of VNB. To the knowledge of Valley, except as listed on the Valley Disclosure Schedule, no person or group has adversely commented upon VNB's CRA performance.

                  4.15.    Properties and Insurance.

                  (a) Valley and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley's consolidated balance sheet as of March 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1998), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Valley and its subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Wayne prior to the date hereof. Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                  (b) The business operations and all insurable properties and assets of Valley and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Valley should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Valley adequate for the business engaged in by Valley and its Subsidiaries. As of the date hereof, neither Valley nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.16. Minute Books. The minute books of Valley and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.17. Environmental Matters. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Valley or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Valley or its Subsidiaries. Except as disclosed in the Valley Disclosure Schedule, Valley has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Valley or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

                  4.18. Reserves. As of the date hereof, the reserve for loan and lease losses in the Valley Financial Statements is, to Valley's knowledge, adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

                  4.19. Year 2000 Compliance. Valley and the Valley Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by Valley and the Valley Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and Valley does not expect the future cost of addressing such issues to be material. Neither Valley nor any Valley Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  4.20. Disclosures.  No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of Wayne. During the period from the date of this Agreement to the Effective Time, Wayne shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Valley, which consent will not be unreasonably withheld. Wayne also shall use its best efforts to (i) preserve its business organization and that of each Wayne Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Wayne nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and (iii) preserve for itself and Valley the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

                  5.2.     Negative Covenants and Dividend Covenants.

                  (a) Wayne agrees that from the date hereof to the Effective Time, except as set forth in Section 5.2 of the Valley Disclosure Schedule or as otherwise approved by Valley in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                  (i) change any provision of its Certificate of Incorporation or Charter, as the case may be, or Bylaws or any similar governing documents;

                  (ii) except for the issuance of Wayne Common Stock pursuant to the present terms of the outstanding Wayne Options and the Valley Stock Option and as disclosed in the Wayne Disclosure Schedule, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Wayne or any Wayne Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (iii) grant any severance or termination pay (other than pursuant to policies of Wayne in effect on the date hereof and disclosed in the Wayne Disclosure Schedule or as agreed to by Valley in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees;

                  (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (v) make any capital expenditures in excess of $100,000 other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to Valley;

                  (vi) file any applications or make any contract with respect to branching or site location or relocation.

                  (vii) agree to acquire in any manner whatsoever (other than to foreclose on collateral for a defaulted loan) any business or entity;

                  (viii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP;

                  (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or

                  (x)      agree to do any of the foregoing.

                  (b) Valley agrees that from the date hereof to the Effective Time, except as otherwise approved by Wayne in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                  (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or that may result in any condition, agreement or covenant set forth in this Agreement not being satisfied;

                  (ii) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code or as a pooling of interests for accounting purposes;

                  (iii) consolidate with or merge with any other person or entity in which Valley is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless such person or entity shall expressly assume the obligations of Valley under this Agreement; or

                  (iv) authorize or enter into any agreement or commitment to do any of the foregoing.

                  5.3. No Solicitation. So long as this Agreement remains in effect, Wayne and the Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Valley) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Wayne or the Bank (an "Acquisition Transaction"). Notwithstanding the foregoing, Wayne may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Wayne, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. Wayne shall promptly communicate to Valley the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Wayne will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding Wayne's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, Wayne will send to Valley a monthly list of each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $100,000, made during such month, and provide Valley with a copy of the loan offering for any such loan, extension of credit, or renewal upon request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Wayne will deliver to Valley the Bank's call reports filed with the OTS and FDIC and Wayne's quarterly reports on Form 10-Q as filed with the SEC under the 1934 Act, and Valley will deliver to Wayne Valley's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act, and VNB's call reports filed with the OCC and the FDIC. As soon as reasonably available, but in no event more than 80 days after the end of each fiscal year, Wayne will deliver to Valley and Valley will deliver to Wayne their respective audited Annual Reports, in each case as filed on Form 10-K with the SEC under the 1934 Act.

                  5.5.     Access to Properties and Records; Confidentiality.

                  (a) Wayne and the Bank shall permit Valley and its representatives, and Valley and VNB shall permit Wayne and its representatives, accompanied by an officer of the respective party, reasonable access to their respective properties, and shall disclose and make available to Valley and its representatives or Wayne and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or Wayne and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Wayne acknowledges that Valley may be involved in discussions concerning other potential acquisitions and Valley shall not be obligated to disclose such information to Wayne except as such information is publicly disclosed by Valley.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby is abandoned, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  (c) Without limiting the rights provided under Section 5.5(a), each of Valley and Wayne shall have the right to conduct a full and complete acquisition audit and to perform such due diligence as it deems appropriate, using its own officers and employees or third parties, for purposes of determining whether there is a material breach of any representation or warranty hereunder or a material adverse change in the business or financial condition of the other party. Such acquisition audit or due diligence shall not be limited or restricted by virtue of any audit or due diligence performed before the date hereof or for any other reason, but shall not unduly interfere with the business of the other party.

                  5.6.     Regulatory Matters.

                  (a) For the purposes of holding the meeting of Wayne stockholders referred to in Section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws Valley Common Stock to be issued to Record Holders and Optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Valley of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Wayne to the Wayne stockholders and Optionees together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Valley under the 1933 Act with the SEC to register for sale the Valley Common Stock to be issued to Record Holders and Optionees, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

                  (b) Valley shall furnish information concerning Valley as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) hereof. Valley agrees promptly to advise Wayne if at any time prior to the Wayne stockholder meeting referred to in Section 5.7 hereof, any information provided by Valley in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Wayne with the information needed to correct such inaccuracy or omission. Valley shall furnish Wayne with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) after the mailing thereof to Wayne stockholders.

                  (c) Wayne shall furnish Valley with such information concerning Wayne and the Bank as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with
Section 5.6(a) hereof. Wayne agrees promptly to advise Valley if, at any time prior to the Wayne stockholder's meeting referred to in Section 5.6(a) hereof, information provided by Wayne in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Valley with the information needed to correct such inaccuracy or omission. Wayne shall furnish Valley with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Wayne and the Bank, to comply with Section 5.6(a) after the mailing thereof to Wayne stockholders.

                  (d)  Valley  shall as  promptly  as  practicable,  at its sole expense, make such filings as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the Valley Common Stock under applicable state securities laws at the earliest practicable date. Wayne shall promptly furnish Valley with such information regarding the Wayne stockholders as Valley requires to enable it to determine what filings are required hereunder. Wayne authorizes Valley to utilize in such filings the information concerning Wayne and the Bank provided to Valley in connection with, or contained in, the Proxy Statement/Prospectus. Valley shall furnish Wayne with copies of all such filings and keep Wayne advised of the status thereof. Valley and Wayne shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Valley and Wayne shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

                  (e) Valley shall cause the Valley Common Stock to be issued in connection with the Merger to be listed on the New York Stock Exchange.

                  (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC, the OTS, the FDIC and the FRB. The parties shall each have the right to review in advance (and shall do so promptly) all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. The parties hereto shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 60 days of the date hereof.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                  (h) Wayne acknowledges that Valley is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning Wayne may be required to be included in the registration statements, if any, for the sale of securities of Valley or in SEC reports in connection with such acquisitions. Wayne agrees to provide Valley with any information, certificates, documents or other materials about Wayne as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Valley prior to the Effective Time. Wayne shall use its reasonable efforts to cause its attorneys and accountants to provide Valley and any underwriters for Valley with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Valley shall reimburse Wayne for reasonable expenses thus incurred by Wayne should this transaction be terminated for any reason. Valley shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Wayne unless Wayne shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                  (i) Between the date of this Agreement and the Effective Time, Wayne shall cooperate with Valley to reasonably conform Wayne's policies and procedures regarding applicable regulatory matters, to those of Valley as Valley may reasonably identify to Wayne from time to time.

                  5.7. Approval of Stockholders. Wayne will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Wayne as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) recommend to the stockholders of Wayne the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Valley with respect to each of the foregoing matters. In connection therewith, Wayne will use reasonable efforts to cause each director of Wayne to agree, (i) to vote in favor of the Merger, and (ii) take such action as is necessary or is reasonably required by Valley to consummate the Merger.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Valley will take the necessary actions to cure appropriate tainted treasury shares so that the Merger meets the treasury stock condition for pooling-of-interests accounting. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

                  5.10. Failure to Fulfill Conditions.  In the event that Valley or Wayne determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to March 31, 1999 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Valley may enter into with other parties, Wayne and Valley will promptly inform the other of any facts applicable to Wayne or Valley, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

                  5.12     Transaction Expenses of Wayne.

                  (a) For planning purposes, Wayne shall, within 30 days from the date hereof, provide Valley with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Wayne in connection with this transaction based on facts and circumstances currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Wayne shall promptly notify Valley if or when it determines that it will expect to exceed its budget. Wayne has previously disclosed to Valley the method by which the fees of its investment bankers and counsel in connection with this transaction are to be determined, and has disclosed to Valley the fees of its counsel in connection with this transaction through a recent date.

                  (b) Promptly, but in any event within 30 days, after the execution of this Agreement, Wayne shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Wayne shall accrue and/or pay all of such amounts as soon as possible.

                  (c) Wayne shall cause its professionals to render monthly invoices within 30 days after the end of each month. Wayne shall notify Valley monthly of all out-of-pocket expenses which Wayne has incurred in connection with this transaction.

                  (d) Valley, in reasonable consultation with Wayne, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus.

                  5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur on or about October 30, 1998.

                  5.14. Indemnification. After the Effective Time, to the extent permitted by applicable law, and the Certificate of Incorporation or Articles of Association, Valley agrees that it will, or will cause VNB to, provide to the directors and officers of Wayne and the Bank indemnification equivalent to that provided by the Certificate of Incorporation or Charter, as the case may be, and Bylaws of each of Wayne and the Bank with respect to acts or omissions occurring prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law, and the Certificate of Incorporation or Articles of Association, Valley or VNB (as applicable) shall advance expenses in connection with the foregoing indemnification.

                  5.15. New Valley Director. As of the Effective Time, Valley shall cause its Board of Directors and the VNB Board of Directors to take action to appoint Harold P. Cook, III to the Boards of Directors of Valley and VNB, respectively, at the Effective Time.

                  5.16.    Employment Matters.

                  (a) Following consummation of the Merger, Valley will honor the existing written employment and severance contracts with officers and employees of Wayne and the Bank that are included in the Wayne Disclosure Schedule.

                  (b) Following the consummation of the Merger and for one year thereafter, VNB shall, to the extent not duplicative of other severance benefits, honor the Bank's severance policy as specified in Section 5.16(b) of the Wayne Disclosure Schedule to pay one week of severance for each year of service completed while employed by Wayne and/or the Bank, with a maximum benefit of 12 weeks. Following the expiration of the foregoing severance policy, any years of service recognized for purposes of this Section 5.16(b) will be taken into account under the terms of any applicable severance policy of VNB.

                  (c) Valley intends, to the extent practical, to continue the employment of all officers and employees of the Bank, at or near the same location, with the same or equivalent salary and benefits. Valley intends, to the extent practical, to have all Wayne employees participate in the benefits and opportunities available to all Valley employees.

                  5.17. Pooling and Tax-Free Reorganization Treatment. Neither Valley nor Wayne shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

                  5.18. Wayne Option Plan. From and after the Effective Time, each Wayne Option which is converted to an option to purchase Valley Common Stock under Section 2.1(b) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Valley appointed by the Board of Directors of Valley. Valley shall reserve for issuance the number of shares of Valley Common Stock necessary to satisfy Valley's obligations. Valley shall also register, if not previously registered pursuant to the 1933 Act, the shares authorized for issuance under the Wayne Options so converted.

                  5.19.    Affiliates.

                  (a) Promptly, but in any event within 30 days, after the execution and delivery of this Agreement, (i) Wayne shall deliver to Valley (x) a letter identifying all persons who, to the knowledge of Wayne, may be deemed to be affiliates of Wayne under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of Wayne and (y) a letter identifying all persons who, to the knowledge of Wayne, may be deemed to be affiliates of Wayne as that term (affiliate) is used for purposes of qualifying for pooling-of-interests accounting treatment; and (ii) Valley shall identify to Wayne all persons who, to the knowledge of Valley, may be deemed affiliates of Valley as that term (affiliates) is used for purposes of qualifying for pooling-of-interests accounting treatment.

                  (b) Wayne shall cause each director of Wayne to, and Wayne shall use its best efforts to cause each executive officer of Wayne and each other person who may be deemed an affiliate of Wayne (under either Rule 145 of the 1933 Act or the accounting treatment rules) to, execute and deliver to Valley within 30 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.19 hereto agreeing to be bound by the restrictions of Rule 145 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Valley shall cause each director and executive officer of Valley to, and Valley shall use its best efforts to cause each other person who may be deemed an affiliate of Valley (as that term is used for purposes of qualifying for pooling of interests) to, execute and deliver to Valley within 30 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.19.1 hereto in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

                  5.20. Compliance with the Industrial Site Recovery Act. Wayne, at its sole cost and expense, shall use its best efforts to obtain prior to the Effective Time, with respect to each facility located in New Jersey owned or operated by Wayne or any Wayne Subsidiary (each, a "Facility"), either: (a) a Letter of Non-Applicability ("LNA") from the New Jersey Department of
Environmental Protection ("NJDEP") stating that the Facility is not an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility; or (d) an opinion addressed to Valley from New Jersey legal counsel reasonably acceptable to Valley to the effect that ISRA has been complied with, or is inapplicable, with respect to the Facility. In the event Wayne obtains a Remediation Agreement, Wayne will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

                  5.21. Title Agency Subsidiary. If requested by Valley, Wayne, at its sole cost and expense, shall immediately begin the process of transferring ownership of Wayne Title, Inc. (the "Title Subsidiary") from Wayne to the Bank, and obtaining all regulatory and other approvals and consents necessary or desirable in order to permit the business of the Title Subsidiary to be operated without interruption or diminution resulting from such change.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Wayne Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Wayne. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Valley Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The Valley Common Stock to be issued in connection with the Merger, including Valley Common Stock to be issued for the Wayne Options, shall have been approved for listing on the New York Stock Exchange.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Wayne and the Bank, taken as a whole, to Valley. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Valley or Wayne determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger or the Bank Merger.

                  (d) Tax Free Exchange. Valley and Wayne shall have received an opinion, satisfactory to Valley and Wayne, of Pitney, Hardin, Kipp & Szuch, counsel for Valley, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Valley, Wayne, VNB or the Bank or to the stockholders of Wayne who exchange their shares of Wayne for Valley Common Stock (except to the extent that cash is received in lieu of fractional shares of Valley Common Stock).

                  (e) Pooling of Interests. The Merger shall be qualified to be treated by Valley as a pooling-of-interests for accounting purposes and Valley shall have received a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Agreement.

                  6.2. Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of Wayne and Bank. The representations and warranties of Wayne contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Wayne shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Wayne Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Wayne Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.


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



                  (b) Consents. Valley shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                  (c) Opinion of Counsel. Valley shall have received an opinion of counsel to Wayne, dated the date of the Closing, in form and substance reasonably satisfactory to Valley, covering the matters set forth on Schedule
6.2 hereto and any other matters reasonably requested by Valley.

                  (d) Bank Action. The Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

                  (e) Certificates. Wayne shall have furnished Valley with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

                  (f) Environmental Law Compliance. Wayne shall have obtained, with respect to each Facility, an LNA, a Remediation Agreement, a Negative Declaration approval, a Remedial Action Workplan approval (in which event Wayne will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement), a No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility or an opinion of the type referred to in Section 5.20(d) hereof.

                  (g) Title Agency Subsidiary. Wayne shall have completed the process of transferring ownership of the Title Subsidiary from Wayne to the Bank, and shall have obtained all regulatory and other approvals and consents necessary or desirable in order to permit the business of the Title Subsidiary to be operated without interruption or diminution resulting from such change.

                  6.3. Conditions to the Obligations of Wayne Under this Agreement. The obligations of Wayne under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of Valley. The representations and warranties of Valley contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Valley shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Valley Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Valley Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to Valley. Wayne shall have received an opinion of counsel to Valley, dated the date of the Closing, in form and substance reasonably satisfactory to Wayne, covering the matters set forth on
Schedule 6.3 hereto and any other matter reasonably requested by Wayne.

                  (c) Fairness Opinion. Wayne shall have received an opinion from Sandler O'Neill as of the date of this Agreement and the date the Proxy Statement/Prospectus is mailed to Wayne's stockholders, with respect to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Wayne in the Merger.

                  (d) Wayne Director. Each of Valley and VNB shall have taken all action necessary to appoint Harold P. Cook, III to its Board of Directors as specified in Section 5.15.

                  (e) Certificates. Valley shall have furnished Wayne with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Wayne may reasonably request.

                  (f) VNB Action. VNB shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Wayne:

                  (a)      By mutual written consent of the parties hereto.
                  (b) By Valley or Wayne (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date or (ii) if a vote of the stockholders of Wayne is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or, in the case of Wayne, to be performed or observed by the directors of Wayne) at or before the Effective Time.

                  (c) By Valley or Wayne upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Valley upon written notice to Wayne if any such application is approved with conditions which materially impair the value of Wayne and the Bank, taken as a whole, to Valley.

                  (d) By Valley if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Wayne or the Bank, taken as a whole, from that disclosed by Wayne on the date of this Agreement; or (ii) if the net operating income excluding security gains and losses (after tax but excluding expenses related to this Agreement) of Wayne for any full fiscal quarter after March 31, 1998, is less than $375,000; or (iii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Wayne hereunder.

                  (e) By Wayne, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Valley or VNB from that disclosed by Valley on the date of this Agreement; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Valley hereunder.

                  (f) By Valley or Wayne if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met on or before the Cutoff Date after giving the other party a reasonable opportunity to cure any such condition.

                  (g) By Wayne if the Average Pre-Closing Price of Valley Common Stock is less than $26.00.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Valley or Wayne pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders, except that Sections 5.5(b) and 8.1 hereof shall have continuing effect as set forth therein. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Wayne but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the stockholders of Wayne without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Valley and Wayne.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses, except that the cost of printing and mailing the Proxy Statement/Prospectus shall be borne equally by the parties hereto if the transaction is terminated.

                  8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

                  (a)      If to Valley, to:

                           Valley National Bancorp

                           1455 Valley Road
                           Wayne, New Jersey  07474-0558
                           Attn.:  Gerald H. Lipkin
                              Chairman and Chief Executive Officer
                           Telecopier No. (973) 305-0024

                           Copy to:

                           Pitney, Hardin, Kipp & Szuch
                           Attn.:  Ronald H. Janis, Esq.
                           Delivery:
                           200 Campus Drive
                           Florham Park, New Jersey  07932
                           Mail:
                           P.O. Box 1945
                           Morristown, New Jersey  07962-1945
                           Telecopier No. (973) 966-1550

                  (b)      If to Wayne, to:

                           Wayne Bancorp, Inc.
                           1195 Hamburg Turnpike
                           Wayne, New Jersey  07474
                           Attn.:  Johanna O'Connell, President
                           Telecopier No. (973) 305-1293

                           Copy to:

                           Malizia, Spidi, Sloane & Fisch, P.C.
                           One Franklin Square
                           1301 K Street, N.W., Suite 700E
                           Washington, D.C.  20005
                           Attn.:  Richard Fisch, Esq.
                           Telecopier No. (202) 434-4661

                  or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

                  8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the indemnitees covered by Section 5.14 hereof. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.

                  8.4. Entire Agreement. This Agreement, the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto. If any provision of this Agreement is found invalid, it shall be considered deleted and shall not invalidate the remaining provisions.

                  8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.8. Survival. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those agreements and covenants set forth in Sections 5.14 and 5.15 which shall survive the Merger, shall terminate as of the Effective Time.

                  8.9. Knowledge. Representations made herein which are qualified by the phrase to the best of Wayne's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer and the Chief Lending Officer of Wayne and thereafter refer to the best
knowledge   of  any   senior   officer   of  Wayne  or  any  Wayne   subsidiary.
Representations made herein which are qualified by the phrase to the best of Valley's knowledge or similar phrases refer as of the date hereof to the best knowledge of the President and Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of Valley and thereafter refer to the best knowledge of any senior officer of Valley or any Valley subsidiary.